Exhibit 10.1

SALES REPRESENTATIVE AGREEMENT

This SALES REPRESENTATIVE AGREEMENT (the “Agreement”), dated as of 7 June, 2024 (the “Effective Date”), by and between NGH COMPUTER PTE. LTD., (UEN: 202334734D) (the “Company”) and BIT ORIGIN LTD., called “Representative” below.

WHEREAS, the Company is engaged in the business of selling Aethir Cloud rendering miners, as more fully described in Schedule A attached hereto (the “Devices”); and

WHEREAS, the Company desires to retain the services of the Representative to market, solicit orders for, and sell the Devices, and the Representative desires to perform such Services; as more fully described in Schedule A attached hereto (the “Services”);

NOW, THEREFORE, for and in consideration of the premises, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Engagement of the Representative.

1.1

The Company hereby engages the Representative as its non-exclusive representative to market and solicit orders for the Devices (as defined in Section 1.3 below).  The engagement of the Representative shall be as an independent contractor and not as an employee, agent, subsidiary or corporate affiliate of the Company and shall be for the Term as defined in Section 1.2 below unless earlier terminated pursuant to the terms of this Agreement.  The Representative hereby accepts such engagement.

1.2

The term of the engagement (the “Term”) shall be for twelve (12) months commencing on the Effective Date. This Agreement shall be automatically renewed for sequential twelve (12) month terms unless and until the Company or the Representative gives the other party written notice of its intention not to renew the engagement, or earlier terminates the Agreement pursuant to its terms.

1.3

The Representative shall market, solicit orders for and sell the Devices to prospective customers located anywhere in the world (the “Territory”).

1.4

The Representative is authorized to use the copyrighted materials, trademarks, trade names and service marks of the Company, and its subsidiaries and partnerships solely in connection with the performance of his obligations hereunder in accordance with the policies and procedures established by the Company from time to time provided that nothing contained in this Agreement or otherwise shall effect or be deemed to effect an assignment, license or other grant of any right by the Company of any of the Company’s rights in or to such copyrighted materials, trademarks, trade names or service marks or any other intellectual property of the Company.

1.5

During the term of this Agreement, the Representative shall not market, solicit the license or sale of or have an interest, directly or indirectly, in any Person (as defined below) that markets or solicits the sale of, any service that would compete with the Devices or otherwise conflict with the best interests of the Company.

1.6

The Company understands and agrees that the Representative may (i) appoint other Representatives to market, solicit orders for, and sell the Devices during and after the Term, and (ii) market, solicit orders, and sell the Devices by itself or through any third party or parties at any time, provided Company approves in advance.

1.7

The Representative shall not have authority to accept orders on behalf of the Company or to bind or commit the Company to deliver the Devices or assume or perform any other obligation in respect of any customer or prospective customer, and the Representative shall not make any contrary representations.  The Representative shall not make any representation or warranty on behalf of the Company other than as authorized in writing by the Company.

2.

Purchase Orders.

2.1

The Representative shall submit periodic purchase orders to Company for Devices that Representative intends to market and sell to customers. The purchase price of each Device is USD899 for the first two purchase orders, and it will be adjusted to the market price from the third purchase order. Under each purchase order, Representative shall pay an amount equal to the Device price multiplied by the number of devices purchased in US Dollars to the following bank account designed by the Company:

For USD payments from a US bank account, use the following information:

Account name:

Account number:

Bank name:

ACH routing number:

Fedwire routing number:

Bank address:

Bank country:

For USD payments from outside the US / For foreign currency payments from within or outside the US, use the following information:

Account name:

Account number/IBAN:

Bank name:

Bank SWIFT/BIC:

Branch address:

Bank country:

subject to the terms and conditions of the purchase order. Company may in its sole discretion accept a down payment or deposit for a purchase order in lieu of immediate payment, with the balance payable under a payment plan or pending the sale of the Devices by Representative. For the avoidance of doubt, the purchase price in each purchase order is exclusive of taxes, including without limitation, import taxes or duties which shall be solely responsible by the Representative.

2.2

Company shall in its sole discretion set the purchase price of Devices under each purchase order having account to various factors including without limitation the prevailing APR of the Aethir Cloud network.

2.3

Transparency: To determine commission amounts Company shall have full access to commercial information pertaining to payment revenues billed by Representative to final customers and intermediary commercial third parties introduced by representative.

2.4

After receiving the fully paid purchase order from the Representative, the Company will ship all the Devices in the said purchase order in two batches (each batch will not exceed 10 working days). The specific shipping time and quantity will be determined by negotiation between the two parties. If the Company fails to fulfill the negotiation within one natural month after receiving the fully paid purchase order from the Representative, the Company will compensate the Representative accordingly. If the Company exceeds the negotiated time for delivery, the Company shall pay the Representative a daily penalty of one-thousandth of the value of the delayed Devices, with the cumulative penalty not exceeding one-hundredth of the value of the delayed Devices.

3.

Sale Price and Commissions on Sales.

3.1

Representative shall determine in its sole discretion the sale price at which Representative markets and sells the Devices to customers.

3.2

The Company shall pay a commission to the Representative for Devices purchased from the Company by Representative in accordance with the Commission Matrix set forth in Schedule B attached hereto. Company shall pay Representative’s commission in the form of a credit towards the next purchase order submitted by Representative.

3.3

The Representative shall make an advance payment in the amount of USD 1 million (USD1,000,000) to the bank account designated by the Company as specified in Section 2.1 of the Agreement within fifteen (15) days after the Effective Day of this Agreement. The advance payment will be used as credit in the purchase order(s) for purchasing the Devices from the Company by the Representative.

4.

Furnishing Sales Materials to the Representative.

4.1

In connection with the Representative’s performance of his duties and obligations, the Company may from time to time during the term of this Agreement furnish the Representative with such sales catalogs, brochures, samples, equipment, software and other sales materials (collectively the “Sales Materials”) as the Company deems necessary to enable the Representative to solicit orders for the Devices.  All Sales Materials shall remain the exclusive property of the Company.  The Representative shall use such Sales Materials solely for the purpose of soliciting orders for the Devices within the Territory and will take all action necessary and appropriate to ensure that no Sales Materials are lost, stolen, destroyed or damaged.  If any Sales Material is lost, stolen, destroyed or damaged, the Representative shall be liable to the Company for the cost of replacement of such Sales Materials.

4.2

Upon demand by and in accordance with the instructions of the Company, the Representative will, at the Representative’s expense, return to the Company all Sales Materials specified in such demand within 10 days after the date of such demand.  The Representative further agrees that, in the event that this Agreement is terminated for any reason (with or without cause), the Representative shall immediately return, at the Representative’s own expense, all such Sales Materials to the Company at its main office or as otherwise directed by the Company.

5.

Termination.  Notwithstanding anything to the contrary contained in this Agreement, including Section 1.2 hereof, either the Representative or the Company may terminate this Agreement for convenience fifteen (15) days after giving notice in writing to the other party of the terminating party’s intention to terminate this Agreement; provided, however, that termination of this Agreement by either party shall not relieve either party from liability for breach of any provision of this Agreement nor for payment of commissions or monies due one to the other.

5.1

Company agrees that termination does not relate to ongoing payment of commissions due for the sale of Devices by Representative, nor for any expenses agreed but outstanding.

6.

Indemnification.

6.1

The Company shall defend, indemnify and hold harmless the Representative from and against any loss, liability, claim or damage (including reasonable attorneys’ fees and costs) relating to or arising from a breach of this Agreement by the Company.

6.2

The Representative shall defend, indemnify and hold harmless the Company, its officers, directors, members, employees and agents from and against any loss, liability, claim or damage (including reasonable attorneys’ fees and costs) relating to or arising from (i) any claim or allegation in connection with the marketing of the Devices by the Representative and (ii) a breach of this Agreement by the Representative.

6.3

The foregoing indemnities are conditioned on (i) prompt written notice by the party seeking indemnification; (ii) cooperation in the defense of the claim, demand or action; and (iii) the obtaining of the prior written approval of the indemnifying party of any settlement or offer of settlement.

7.

Non-Disclosure.  The Representative covenants and agrees that he shall not, during the Term of this Agreement, except in the performance of obligations hereunder, or at any time after the termination of this Agreement, communicate or disclose to any Person (other than the Company or its Affiliates and the Company’s agents, consultants, auditors or attorneys), or use for his account, without the prior written consent of the Company, any business information, observations, data, written material, records or documents relating to the business and affairs of the Company or any of its Affiliates, including, without limitation, any trade secrets, customer lists, information relating to sources of customers or prospects, financial, personnel and customer information, and any confidential information concerning the business or affairs of any supplier, creditor, lender, shareholder or customer of the Company or any of its Affiliates which was obtained or acquired by the Representative during the Term of this Agreement.  In addition, the Representative shall not discuss the fees or other compensation received by the Representative, or by any of the Company’s employees, salesmen or agents with any other person whether or not they are employed by the Company (except for confidential discussions with the Representative’s accounting and legal advisors); nor shall the Representative discuss sales achieved by the Company or any profit and cost information with any other party except as authorized by the President of the Company.  The Representative further covenants and agrees that the Representative shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its Affiliates and their successors and assigns.

9.

Covenant to Report; Ownership of Trade Secrets.

9.1

The Representative shall promptly communicate and disclose to the Company all observations made and data obtained by the Representative during the Term. All written materials, records and documents made by the Representative or coming into his possession during the Term concerning the business or affairs of the Company or any of its Affiliates shall be the sole property of the Company and its Affiliates; and upon the Termination of this Agreement or upon the earlier request of the Company during the Term, the Representative shall promptly deliver the same to the Company (or its designee).

10.

Remedies.  The Representative acknowledges that the Company will have no adequate remedy at law if the Representative violates any of the terms of this Agreement. In such event, the Representative agrees that the Company will be entitled to obtain preliminary and permanent injunctive relief or otherwise to specifically enforce any of the provisions of this Agreement, in any court of competent jurisdiction, without prejudice to any other remedy available to it at the Company’s expense; provided, however, that such remedy will be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available under the terms of this Agreement or under federal, state or local statutes, rules and regulations.

11.

LIMITATION OF LIABILITY. IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT FOR ANY LOST PROFITS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER COMPANY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. COMPANY’S MAXIMUM AGGREGATE LIABILITY FOR ANY DAMAGES CLAIM REGARDING THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS PAID BY REPRESENTATIVE UNDER PURCHASE ORDERS DURING THE THREE (3) MONTHS PRECEDING THE CLAIM. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THE FOREGOING LIMITATIONS OF LIABILITY ARE AN ESSENTIAL ELEMENT OF THE AGREEMENT BETWEEN THE PARTIES AND THAT IN THEIR ABSENCE THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

12.

No Conflicts with Other Agreements.  The Representative represents and warrants that his obligations under this Agreement do not breach, violate, conflict with or contravene any oral or written understanding or agreement binding on the Representative, including, without limitation, any covenant not to compete.

13.

Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor Representative without the prior written consent of the Company, nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of the Representative.

14.

Changes; Alterations.  No change, alteration, modification or addition to this Agreement shall be effective unless in writing and properly executed by the parties hereto.

15.

Applicable Law.  This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of Singapore.

16.

Arbitration. The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum. The Parties agree that all controversies, claims, disputes and matters in question arising out of, or related to this Agreement, the performance under this Agreement, the breach of this Agreement or any other matter or claim whatsoever (including but not limited to tort claims) shall be decided by binding arbitration before the Singapore International Arbitration Centre in Singapore using a single arbitrator and under its Commercial Rules.

17.

Notices.  All notices and other communications which are required under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) two business days after being mailed with an internationally recognized courier service provided that such mailing is sent by a tracked process and the documents are signed for by the recipient at their last known business address.

18.

Entire Agreement.  This Agreement, together with Schedule A and Schedule B attached hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements; negotiations or understandings, whether oral or written, between the parties with respect thereto.  There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein.

19.

Severability.  If any provisions of the Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

20.

Headings.  The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

21.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

	NGH COMPUTER PTE. LTD.:	BIT ORIGIN LTD.:

By:	/a/ Baohui He	By:	/s/ Jinghai Jiang
	Authorized Signature		Authorized Signature

	Printed Name: Baohui He	Printed Name: Jinghai Jiang

	Title: Authorized Representative	Title: Chairman, CEO, COO

	Date: June 7, 2024	Date: June 7, 2024

	Business Address: 3 PHILLIP STREET, #10-04,	Business Address: 7F, Samsung Hub, 3 Church street Singapore 049483
ROYAL GROUP BUILDING, SINGAPORE (048693)

Registration Number: 202334734D